                                                                  Exhibit (c)(1)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November
                                              ---------
10, 1998, is entered into by and among Oracle Corporation, a Delaware corporation ("Parent"), KL Acquisition Corporation, a Delaware corporation and a
              ------
wholly owned subsidiary of Parent (the "Purchaser"), and Concentra Corporation,
                                        ---------
a Delaware corporation (the "Company").
                             -------

                                    RECITALS
                                    --------

     A. The respective Boards of Directors of the Company, Parent and the Purchaser have approved the acquisition of the Company by the Purchaser and, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a cash tender offer (the "Offer") for all of the outstanding shares (the
                          -----
"Shares") of Common Stock of the Company, par value $0.00001 per share (the
 ------
"Company Common Stock"), on the terms specified herein.
---------------------

     B. The Board of Directors of the Company has approved the Offer and recommended that it be accepted by the stockholders of the Company.

     C. The Boards of Directors of the Company and the Purchaser deem it advisable and in the best interests of the stockholders of such corporations to effect the merger (the "Merger") of the Purchaser with and into the Company
                        ------
following the consummation of the Offer, all pursuant to this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL").
                                                           ----

     D. As a condition and inducement to Parent's and the Purchaser's willingness to enter into this Agreement, upon the execution and delivery of this Agreement (i) San Giorgio S.A., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P., Lawrence W. Rosenfeld (individually and as trustee), Toyo Corporation, and Stephen J. Cucchiaro are simultaneously entering into and delivering support agreements (the "Support Agreements") in
                                                      ------------------
the form attached hereto as Annex II, and (ii) directors with options under the 1994 Directors' Stock Option Plan are simultaneously entering into and delivering option termination agreements (the "Director Option Termination
                                               ---------------------------
Agreements") in the form attached hereto as Annex III.
----------

     The parties hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

     1.1  The Offer.
          ---------

          (a) Subject to the provisions of this Agreement and provided that nothing shall have occurred that would result in a failure to satisfy any of the conditions set forth in Annex I hereto (the "Offer Conditions"), Parent shall cause the Purchaser
   -------
to, as promptly as reasonably practicable after the date hereof, but in no event later than five (5) business days following the initial public announcement of the Purchaser's intention to commence the Offer, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for all of the outstanding Shares
                 ------------
and the associated Series A Participating Cumulative Preferred Stock purchase rights (collectively, the "Rights") issued pursuant to the Rights Agreement
                           ------
between the Company and First National Bank of Boston, as Rights agent, dated as of April 24, 1997 (the "Rights Agreement"), at a price of $7.00 per Share (and
                        ----------------
associated Rights), net to the seller in cash. The obligation of the Purchaser to accept for payment and to pay for any Shares (and associated Rights) tendered shall be subject only (i) to such number of Shares, when added to the number of Shares already owned by Parent, the Purchaser or any direct or indirect wholly owned subsidiary of Parent, as shall constitute fifty-one percent (51%) of the Company's Fully Diluted Shares (as defined in Section 4.2) being validly tendered prior to the expiration or termination of the Offer and not withdrawn (the "Minimum Share Condition") and (ii) to the other Offer Conditions. The
      -----------------------
Purchaser may at any time transfer or assign to one or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Shares (and associated Rights) tendered pursuant to the Offer (the "Tendered Shares"), but no such assignment shall relieve the Purchaser of
      ---------------
its obligations hereunder. The Purchaser expressly reserves the right to waive any of the Offer Conditions (but not the Minimum Share Condition) and to modify the terms of the Offer; provided, however, that, without the prior written
                        --------  -------
consent of the Company, the Purchaser shall not amend or modify the terms of the Offer to (i) reduce the cash price to be paid pursuant to the Offer, (ii) reduce the number of Shares (and associated Rights) as to which the Offer is made,
(iii) change the form of consideration to be paid in the Offer, or (iv) impose conditions to the Offer in addition to the Offer Conditions or modify the Offer Conditions (other than to waive any Offer Condition to the extent permitted by this Agreement), or (v) make any other change or modification in any of the terms of the Offer in any manner that is adverse to holders of the Shares. Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that shall be 20 business days after the date on which the Offer shall be commenced. The Offer may not be extended without the Company's prior written consent; provided, however, that the Purchaser may (x)
                                 --------  -------
from time to time extend (and re-extend) the Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions (other than the Minimum Share Condition) shall not have been satisfied or waived, until such time as such conditions shall be satisfied or waived; (y) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable
                                         ---
to the Offer; or (z) extend (and re-extend) the Offer for any reason on one or more occasions for an aggregate period of not more than twenty (20) business days beyond the latest expiration date that would otherwise be permitted under clause (x) or (y) above if on such expiration date there shall not have been tendered at least that number of Shares (and associated Rights) necessary to permit the Merger to be effected without a meeting of the Company's stockholders in accordance with the DGCL.

          (b) As soon as reasonably practicable on the date of commencement of the Offer, the Purchaser shall file with the SEC a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to
---------------
the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and Offer to Purchase and the documents included therein or incorporated therein by reference pursuant to which the Offer shall be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and the Purchaser agree that the Offer Documents
 ---------------
shall comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company or any of its representatives which is included in the Offer Documents. Each of Parent, the Purchaser and the Company agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and the Purchaser further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Parent and the Purchaser agree to provide the Company and its counsel any comments Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          (c) Subject to the terms and conditions of the Offer and of this Agreement, the Purchaser shall, and the Parent shall cause the Purchaser to, accept for payment and pay for all Shares (and associated Rights) which have been validly tendered and not withdrawn pursuant to the Offer as promptly as practicable following expiration of the Offer.

     1.2  Company Action.
          --------------

          (a) The Company hereby approves of and consents to the Offer and represents that at a meeting duly called and held the Board of Directors of the Company has (i) by unanimous vote of all directors present and voting, approved and adopted this Agreement and the transactions contemplated hereby and determined that the Offer and the Merger are in the best interests of the Company and its stockholders and on terms that are fair to such stockholders,
(ii) by unanimous vote of all directors present and voting, amended the Rights Agreement to make the Rights Agreement inapplicable to the Offer, the Merger, the Company Stock Option (as defined in Section 5.5), this Agreement, the Support Agreements, the Director Option Termination Agreements and any other transaction contemplated hereby and thereby, and determined that such amendment to the Rights Agreement is in the best interests of the Company and its stockholders, and (iii) recommended that the Company's stockholders accept the Offer and tender all of their Shares (and associated Rights) in connection therewith and, if required under the DGCL, approve this Agreement and the transactions contemplated hereby (it being understood that, notwithstanding anything in this Agreement to the contrary, if the Company's Board of Directors modifies or withdraws its recommendation in accordance with the terms of Section 5.3(b), such modification or withdrawal shall not constitute a breach of this Agreement). The Company represents that its Board of Directors has received the written opinion of Volpe Brown Whelan & Company LLC (its "Financial Advisor") that the consideration to be received
                  -----------------
by the holders (other than Parent and the Purchaser) of Shares (and associated Rights) pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view, and that a complete and correct signed copy of such opinion has been delivered on or prior to the date hereof by the Company to Parent. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described in the immediately preceding sentence (subject to the right of the Board of Directors to modify or withdraw such recommendation in accordance with Section 5.3(b)). The Company represents that it has been authorized by its Financial Advisor to permit, subject to the prior review by its Financial Advisor, the inclusion of the fairness opinion (and a description thereof) in the Offer Documents, the
Schedule 14D-9 (as defined in Section 1.2(b)) and the Proxy Statement (as defined in Section 4.6).

          (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the
                                         --------------
recommendation of the Company's Board of Directors described above in Section 1.2(a) (subject to the right of the Board of Directors to modify or withdraw such recommendation in accordance with Section 5.3(b)) and shall mail the
Schedule 14D-9 to the stockholders of the Company.  The Company agrees that the
Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser or any of their respective representatives which is included in the Schedule 14D-9. Each of the Company, Parent and the Purchaser agrees to correct promptly any information provided by it for use in the
Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer, the Company shall, or shall cause its transfer agent to, furnish the Purchaser promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to the Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as the Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and the Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the other transactions contemplated hereby and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

     1.3  Directors.
          ---------

          (a) Promptly upon the purchase by the Purchaser of Shares (and associated Rights) in the Offer, and from time to time thereafter, the Purchaser shall be entitled to designate that number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.3) and
(ii) the percentage that the number of Shares owned by the Purchaser, Parent and any direct or indirect wholly owned subsidiary of Parent (including Shares (and associated Rights) purchased in the Offer) bears to the total number of Shares (and associated Rights) outstanding at such time, and to effect the foregoing the Company shall upon request by the Purchaser, at the Company's election, either increase the number of directors comprising the Company's Board of Directors or obtain and accept resignations of incumbent directors. The first date on which designees of the Purchaser shall constitute a majority of the Company's Board of Directors is referred to in this Agreement as the "Cut-Off
                                                                      -------
Date." At such time, the Company will cause individuals designated by the
----
Purchaser to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board, (y) if requested by Purchaser, each board of directors or other governing body of each Subsidiary of the Company, and (z) if requested by Purchaser, each committee of each such board or governing body.

          (b) The Company shall promptly take all actions required pursuant to
Section 14(f) and Rule 14f-1 of the Exchange Act in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. The Purchaser will supply to the Company any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the Cut-Off Date and prior to the Effective Time (as defined below), if the Company shall have at least one director who is neither an employee of the Company or any of its Subsidiaries nor otherwise affiliated with the Purchaser (one or more of such directors, the "Independent Directors"),
                                                        ---------------------
any amendment of this Agreement or the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or any exercise or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the Independent Directors.

                                   ARTICLE II

                                   THE MERGER

     2.1  Merger.
          ------

          (a) At the Effective Time (as defined in Section 2.1(b) below) and subject to the terms and conditions hereof and the provisions of the DGCL, the Purchaser will be merged with and into the Company in accordance with the DGCL, the separate existence of the Purchaser shall thereupon cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The
                                                  ---------------------
Purchaser and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations."
     ------------------------

          (b) Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after the completion of the Offer and the Stockholders' Meeting (as defined in Section 5.2), if any, by duly filing a certificate of merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall be effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the certificate of merger (the "Effective
                                                                   ---------
Time").  Prior to such filing, a closing shall take place at the offices of
----
Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions contained in Article VII hereof. The date on which such closing shall occur is referred to herein as the "Closing Date."
     ------------

          (c) The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to and responsible for all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Section 259 of the DGCL.

     2.2  Conversion of Shares.  At the Effective Time and by virtue of the
          --------------------
Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

          (a) Each Share (and associated Rights) issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be canceled pursuant to Section 2.2(b) below, and (ii) Dissenting Shares (as defined in
Section 2.4)) shall be converted into the right to receive in cash an amount per Share equal to the highest price paid per Share pursuant to the Offer (the "Merger Price");
-------------

          (b) Each Share (and associated Rights) held in the treasury of the Company and each Share (and associated Rights) owned by Parent, the Purchaser or the Company, or by any direct or indirect wholly owned subsidiary of any of them, shall be canceled and retired without payment of any consideration therefor; and

          (c) Each share of common stock, par value $0.001 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation.

     2.3  Exchange of Certificates.
          ------------------------

          (a) From and after the Effective Time, a bank or trust company to be designated by Parent shall act as exchange agent (the "Exchange Agent") in
                                                       --------------
effecting the exchange of the Merger Price for certificates which prior to the Effective Time represented Shares (and associated Rights) and which as of the Effective Time represent the right to receive the Merger Price (the "Certificates"). Promptly after the Effective Time, the Exchange Agent shall
-------------
mail to each record holder of Certificates a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Price therefor in a form approved by Parent and the Company. At or prior to the Effective Time, the Purchaser shall deposit in trust with the Exchange Agent immediately available funds in an amount sufficient to pay the Merger Price for all such Shares (and associated Rights) to the Company's stockholders as contemplated by this Section 2.3. Upon the surrender of each Certificate and the issuance and delivery by the Exchange Agent of the Merger Price for the Shares (and associated Rights) represented thereby in exchange therefor, the Certificate shall forthwith be canceled. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Price for the Shares (and associated Rights) represented thereby, without any interest thereon. Upon the surrender and exchange of such an outstanding Certificate, the holder thereof shall receive the Merger Price multiplied by the number of Shares (and associated Rights) represented by such Certificate, without any interest thereon. If any cash is to be paid to a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Certificates for any part of the Merger Price payments made to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (b) Promptly following the sixth month after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Price for such Shares (and associated Rights), without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company except for the right to surrender such Certificates in exchange for the Merger Price for such Shares (and associated Rights) or to perfect their right of appraisal with respect to their Shares (and associated Rights) pursuant to the applicable provisions of the DGCL and Section
2.4 below, and there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Shares (and associated Rights) that were outstanding immediately prior to the Merger.

     2.4  Dissenting Shares.
          -----------------

          (a) Notwithstanding the provisions of Section 2.2 or any other provision of this Agreement to the contrary, Shares (and associated Rights) that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who shall have properly demanded appraisal of such Shares (and associated Rights) in accordance with the DGCL ("Dissenting Shares") shall not
                                                 -----------------
be converted into the right to receive the Merger Price at the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares (a "Dissenting
                                                              ----------
Stockholder") shall have so failed to perfect or shall have effectively
-----------
withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Shares shall be converted into and represent solely the right to receive the Merger Price, without any interest thereon, as provided in Section 2.2.

          (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and received by the Company, and (ii) the opportunity to control all negotiations and proceedings with respect to such demands for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

     2.5  Certificate of Incorporation and Bylaws of the Surviving Corporation.
          --------------------------------------------------------------------

          (a) At the Effective Time the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided,
                                                                  --------
however, that Article I of the Certificate of Incorporation of the Surviving
-------
Corporation shall be amended to read as follows: "The name of the corporation is Concentra Corporation."

          (b) At the Effective Time the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

     2.6  Directors and Officers of the Surviving Corporation. At the Effective
          ---------------------------------------------------
Time, the directors of the Purchaser immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Purchaser immediately prior to the Effective Time shall become the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


     2.7  Warrants.  Parent shall not assume or continue any outstanding
          --------
warrants to purchase shares of Company Common Stock (the "Warrants").  The
                                                          --------
parties hereto shall take all appropriate action to provide that, at and following the Effective Time, each holder of an outstanding Warrant shall be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Price over the per share exercise price of such Warrant and (ii) the number of Shares subject to such Warrant which are exercisable immediately prior to the Effective Time.


     2.8  Options.  The Company common stock options shall be treated as set
          -------
forth in Section 6.5.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

     Parent and the Purchaser hereby jointly and severally represent and warrant to the Company that, except as and to the extent set forth in a Disclosure Schedule (the "Parent Disclosure Schedule") delivered to the Company on or prior
               --------------------------
to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Article III, which Disclosure Schedule shall identify exceptions by specific Section references:

     3.1  Corporate Organization.
          ----------------------

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has not engaged in any business since it was incorporated other than in connection with the transactions contemplated by this Agreement. Parent owns all of the outstanding capital stock of the Purchaser.

     3.2  Authority.  Each of Parent and the Purchaser has the full corporate
          ---------
power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Parent and the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to consummate the transactions so contemplated (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the
DGCL). This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, enforceable against such parties in accordance with its terms.

     3.3  Consents and Approvals; No Violation.  Neither the execution and
          ------------------------------------
delivery of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective charter documents, or (ii) assuming compliance with the matters referred to in clause (iii) below, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other agreement, instrument, obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser, or to which either of them or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a material adverse effect on Parent and its subsidiaries taken as a whole or prevent or materially delay consummation of the Offer or the Merger, or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental
                                                                 ------------
Entity"), except (A) pursuant to the Exchange Act, (B) filing of a certificate
------
of merger pursuant to the DGCL, (C) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the
                                                     -------
termination or expiration of the waiting periods thereunder, (D) filings required under applicable antitrust laws of any foreign country, (E) filings necessary to comply with state securities or "blue sky" laws, or (F) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries taken as a whole or prevent or materially delay consummation of the Offer or the Merger.

     3.4  Brokers and Finders.  Neither Parent nor the Purchaser has employed
          -------------------
any broker or finder or incurred any liability for any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     3.5  Financing.  The Purchaser has or will have, prior to the expiration
          ---------
of the Offer and the Effective Time of the Merger, sufficient cash or cash-equivalent funds available to purchase all of the Shares (and associated Rights) outstanding in the Offer.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company hereby represents and warrants to Parent and the Purchaser that, except as and to the extent set forth in a Disclosure Schedule (the "Company Disclosure Schedule") delivered to Parent on or prior to the date
-----------------------------
hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Article IV, which Disclosure Schedule shall identify exceptions by specific Section references:

     4.1  Corporate Organization.  Each of the Company and its Subsidiaries
          ----------------------
(as defined in Section 4.3) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, has all requisite corporate power and authority and all necessary governmental approvals to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified or licensed would not have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse
                                                               ----------------
Effect" means any change, event or effect that, individually or when taken
------
together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole. None of the following shall be deemed to constitute a Material Adverse Effect with respect to any party: (a) any change in the market price or trading volume of the Shares of the Company (it being understood that the underlying causes of such change will not be excluded from the definition of Material Adverse Effect except as otherwise provided in this definition); (b) any adverse effect on the bookings of the Company or cancellation of the Company's existing orders (and any resulting adverse effect on revenues and earnings) following the execution of this Agreement which is reasonably attributable to the announcement of the execution of this Agreement and the transactions contemplated thereby; (c) the failure, in and of itself, to meet analysts' expectations (it being understood that the underlying causes of such failure will not be excluded from the definition of Material Adverse Effect except as otherwise provided in this definition), or (d) employee attrition (provided, that the Offer Conditions shall have been satisfied and provided that a sufficient number of employees remain such that the business of the Company may continue to be operated substantially consistent with past practice). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents), each as amended to the date hereof. The Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents) made available are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or comparable governing documents).

     4.2  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 40,000,000 shares of Company Common Stock and 4,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of the close of
                                   ---------------
business on November 6, 1998, (i) 6,103,944 shares of Company Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 1,330,582 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of Company Common Stock ("Stock Options"), and (iv) no shares of Company Common Stock were
               -------------
held by the Company in its treasury. As of November 6, 1998, no shares of Company Common Stock were available for issuance under the Company's 1987 Stock Plan, 852,940 shares of Company Common Stock were available for issuance under the Company's 1993 Stock Plan, and 112,500 shares of Company Common Stock were available for issuance under the Company's 1994 Non-Employee Directors' Stock Option Plan (the foregoing Stock Option Plans are referred to, collectively, as the "Company Stock Option Plans"). As of November 6, 1998,
                      --------------------------
363,622 shares of Company Common Stock were available for issuance under the Company's 1995 Employee Stock Purchase Plan, and the Company is obligated to issue 20,769 shares of Company Common Stock under such Plan for the current period ending March 31, 1999, assuming continued participation by all current participants through the date of termination of the plan (the "Current ESPP
                                                               ------------
Shares").  The number of issued and outstanding shares of Company Common Stock
------
at any time taken together with the number of Current ESPP Shares and the number of shares of Company Common Stock reserved for issuance upon the exercise or conversion of outstanding Stock Options (other than the option granted to the Purchaser under Section 5.5 and other than options first becoming vested after June 30, 1999, but including any options that become vested as a result of this Agreement, the Offer or the Merger) at such time is referred to herein as the "Fully Diluted Shares." The number of shares of
                           --------------------
Company Common Stock subject to options being excluded from the calculation of Fully Diluted Shares, other than the option granted to Purchaser under Section 5.5, are referred to herein as the "Excluded Shares." All of the issued and
                                    ---------------
outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which the Company or its assets is bound. Each of the outstanding shares of Capital Stock or other securities of each of the Company's Subsidiaries directly or indirectly owned by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no shares of capital stock of the Company issued or outstanding, and except for the Stock Options and the Rights, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character (including, without limitation, rights which will or could become exercisable as a result of this Agreement or any transaction contemplated hereby) relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company. All payments with respect to Stock Options pursuant to Section 6.5 hereof shall not exceed $1,800,000, including payments due to any acceleration of vesting resulting from a change of control.

     4.3  Subsidiaries.  Schedule 4.3 of the Company Disclosure Schedule
          ------------
contains a correct and complete list of each of the Company's Subsidiaries, the jurisdiction where each of such Subsidiaries is organized and the percentage of outstanding capital stock of each of such Subsidiaries that is directly or indirectly owned by the Company. The Company or another Subsidiary of the Company owns its shares of the Capital Stock of each Subsidiary of the Company free and clear of all liens, claims and encumbrances. Schedule 4.3 of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of $250,000 or more or which represents a 5% or greater ownership interest in the subject of such investment made by the Company or any of its Subsidiaries in any other Person other than the Company's Subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or
  ---------------
more of the Company's Subsidiaries or by the Company and one or more of its Subsidiaries, in each case free and clear of all liens, claims and encumbrances. For purposes of this Agreement, (i) the term "Subsidiary" shall
                                                             ----------
mean any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the capital stock, partnership interests, member interests or other ownership interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity, and (ii) "Capital Stock" shall
                                                          -------------
mean common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof, and (iii) the term "Person" shall mean an individual, corporation (including not-for-profit),
 ------
partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, Governmental Entity or other legal entity.


     4.4  Authority.  The Company has the full corporate power and authority
          ---------
to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company if and to the extent required by applicable law, and the filing and recordation of the appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by Parent and the Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The only action required to be taken by stockholders of the Company in order to consummate the Merger is the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

     4.5  Consents and Approvals; No Violation.  Neither the execution and
          ------------------------------------
delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, consent, approval, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or to which the Company, its Subsidiaries or any of their properties or assets may be subject, or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to the Exchange Act, (B) filing of a certificate of merger pursuant to the DGCL, (C) filings under the HSR Act and the termination or expiration of the waiting periods thereunder, (D) filings required under applicable antitrust laws of any foreign country, or (E) filings necessary to comply with state securities or "blue sky" laws.

     4.6  Proxy or Information Statement.  If a Stockholders' Meeting (as
          ------------------------------
defined in Section 5.2 below) is convened in connection with the Merger, the proxy statement to be provided to stockholders of the Company in connection with the Stockholders' Meeting (together with the amendments and supplements thereto, the "Proxy Statement") and all amendments thereof and supplements
              ---------------
thereto shall, and if no Stockholders' Meeting is convened in connection with the Merger, the information statement to be provided to stockholders of the Company in connection with the Merger, if any (together with the amendments and supplements thereto, the "Information Statement") shall, comply as to form in
                          ---------------------
all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of
(i) first mailing thereof or (ii) in the case of the Proxy Statement, the Stockholders' Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Purchaser, Parent or any affiliates or representatives of Parent or the Purchaser for inclusion in the Proxy Statement or Information Statement, as the case may be.


     4.7  Conduct of Business.
          -------------------

          (a) The business of the Company and its Subsidiaries, as presently conducted, is not being conducted in default or violation of any term, condition or provision of (i) their respective charter or bylaws, or (ii) any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their properties or assets may be bound, or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or its Subsidiaries, excluding from the foregoing clauses (ii) and (iii) defaults or violations that could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company and its Subsidiaries have all licenses, permits, orders or approvals of, and has made all required registrations with, all Governmental Entities that are material to the conduct of the business of the Company and its Subsidiaries (collectively, "Permits"). All Permits are in full
                                             -------
force and effect, no material violations are or have been recorded in respect of any Permit, and no proceeding is pending or threatened to revoke or limit any Permit.

     4.8  SEC Documents; Financial Statements.
          -----------------------------------

          (a) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "SEC
                                                                        ---
Documents").  As of their respective dates, the SEC Documents complied in all
---------
material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the
              --------------
rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, at the time of filing, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "SEC
                                                                        ---
Financial Statements") comply as to form in all material respects with
--------------------
applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of the Company as of the dates thereof and its statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which are not material). The Company has heretofore delivered to Parent complete and correct copies of all of the SEC Documents and all amendments and modifications thereto, as well as, to the extent any shall exist, all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

          (b) The Company has delivered to Parent an unaudited balance sheet as at September 30, 1998, and unaudited statements of income as of and for the six months then ended (the "Interim Financial Statements," and together with the SEC
                        ----------------------------
Financial Statements, the "Company Financial Statements").
                           ----------------------------

          (c) Except as and to the extent set forth on the balance sheet of the Company as at September 30, 1998, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 1998 which could not reasonably be expected to have a Material Adverse Effect.

     4.9  Litigation.
          ----------

          (a) There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. No Governmental Entity has at any time challenged or questioned in a writing delivered to the Company or any of its Subsidiaries the legal right of the Company or any of its Subsidiaries to design, manufacture, offer or sell any of their respective products in the present manner or style thereof.

          (b) Neither the Company nor any of its Subsidiaries has ever been notified in writing that it has been subject to an audit, compliance review, investigation or like contract review by the office of the Inspector General of the U.S. General Services Administration or any other Governmental Entity or agent thereof in connection with any government contract (a "Government Audit").
                                                             ----------------
To the Company's knowledge, no Government Audit is threatened, and in the event of any such Government Audit, to the knowledge of the Company, no basis exists for a finding of material noncompliance with any provision of any government contract or for a refund of any amounts paid or owed to the Company or any of its Subsidiaries by any Governmental Entity pursuant to such government contract. For any item disclosed in the Company Disclosure Schedule pursuant to this Section 4.9, a true and complete copy of all material correspondence and documentation with respect thereto has been made available to Parent.

     4.10  Labor Agreements and Actions.
           ----------------------------

          (a) Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries. There is no strike, unfair labor practice complaint or other labor dispute involving the Company or any of its Subsidiaries pending, or to the knowledge of the Company threatened, which is reasonably likely to have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its or any of its Subsidiaries' employees. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice and neither the Company nor any of its Subsidiaries is in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any of its Subsidiaries has experienced any material work stoppage or other material labor difficulty.

          (b) The employment of each officer and employee of the Company and each of its Subsidiaries is terminable at the will of the Company or such Subsidiaries, as the case may be, and neither the Company nor any of its Subsidiaries has entered into any oral or written agreements with any of their respective officers or employees that provide for severance or termination pay or acceleration of vesting on stock options or restricted stock. Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement with any officer or employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or such Subsidiaries, as the case may be, of the nature of any of the transactions contemplated by this Agreement.

          (c) The Company and each of its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company and each of its Subsidiaries has conducted all employee terminations and reductions in force in accordance with company policy and in compliance with all applicable laws, including but not limited to the Worker Adjustment and Retraining Notification Act ("WARN"). There is no, and has not been any, claim against the
                   ----
Company or any of its Subsidiaries, or to the Company's knowledge, threatened against the Company or any of its Subsidiaries, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor to the knowledge of the Company, is there any basis for any such claim. There are no pending claims against the Company or any of its Subsidiaries under any workers' compensation plan or policy or for long term disability. There are no pending or threatened wage claims against the Company or any of its Subsidiaries, and there are no other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, by any employee or former employee.

          (d) The Company is not aware that any officer of the Company or any of its Subsidiaries, or any employee whose technical knowledge is of significant importance for the development of products of the Company or any of its Subsidiaries (including, but not limited to, the employees listed on Annex I to the Company Disclosure Schedule), or that any group of officers or such employees of the Company or any of its Subsidiaries, intends to terminate such officer's or such employee's employment with the Company or its Subsidiaries, as the case may be, nor does the Company or any of its Subsidiaries have any present intention to terminate the employment of any officer or any such employee. To the knowledge of the Company, each officer and each such employee of the Company and its Subsidiaries is currently devoting 100% of his or her business time attending to the affairs of the Company or its Subsidiaries, as the case may be.

     4.11  Certain Agreements and Employee Benefit Plans.
           ---------------------------------------------

          (a) Schedule 4.11(a) of the Company Disclosure Schedule contains a true and complete summary or list of, or otherwise describes, (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are maintained,
                                          -----
contributed to or sponsored by the Company or any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the
----------------
Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of any
                                                ----
current or former employee, officer or director of the Company or an ERISA Affiliate, (ii) each loan to a non-officer employee and loans to officers and directors of the Company or any of its Subsidiaries, (iii) all bonus, stock option, stock purchase, restricted stock, phantom stock, or stock appreciation right plans, programs or arrangements, (iv) all incentive, deferred compensation, supplemental retirement, savings, profit sharing, or severance plans, programs or arrangements, (v) all sabbatical, employee relocation, vacation, cafeteria benefit (Code Section 125), dependent care benefit (Code Section 129), life or accident insurance, disability, medical, dental, vision or any other fringe or benefit plans, programs or arrangements, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of the Company or any of its Subsidiaries, as to which (with respect to any of items (i) through (vi) above) any obligation or potential liability is borne by the Company or any of its Subsidiaries (together, the "Company Employee Plans").
                ----------------------

          (b) The Company has delivered to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for a determination letter and to make any amendments necessary to obtain a favorable determination. The Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

          (c) With respect to each Company Employee Plan, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, (ii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code),
(iii) the Company (or, as appropriate, an ERISA Affiliate) has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to participants and beneficiaries required to be filed, distributed or posted, (iv) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened against such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor, (v) the Company and each ERISA Affiliate have performed all material obligations required to be performed by them and are not in any material respect in default under or in violation of, and have no knowledge of any material default or violation of, such Company Employee Plan, (vi) neither the Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA, (vii) all contributions required to be made by the Company or any ERISA Affiliate have been made on or before their due dates, (viii) no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred, (ix) such Company Employee Plan is not covered by, and neither the Company nor any ERISA Affiliate has incurred or expects to incur any material liability under, Title IV of ERISA or Section 412 of the Code, and
(x) neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Company Employee Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the
                                                                -----
proposed regulations thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993 ("FMLA") and the regulations thereunder, and (iii)
                                ----
the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.
                             -----
The Company has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder.

          (e) With respect to each Company Employee Plan, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or other ERISA Affiliate relating to, or change in participation or coverage under, such Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Company Financial Statements.

          (f) Schedule 4.11(f) of the Company Disclosure Schedule contains a true and correct list of each person who holds any stock option as of the date hereof, together with (i) the number of shares of Company Common Stock subject to such stock option, (ii) the date of grant of such stock option, (iii) the extent to which such stock option is currently vested and, to the extent such stock option is unvested, the vesting schedule, (iv) the exercise price of such stock option, (v) whether such stock option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and (vi) the expiration date of such stock option. Schedule 4.11(f) of
 ---
the Company Disclosure Schedule also sets forth the aggregate number of ISO's and nonqualified stock options outstanding as of the date hereof.

          (g) Neither the Company nor any of its Subsidiaries is a party to any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (h) All options under the Company's 1995 Employee Stock Purchase Plan shall terminate as of December 15, 1998 and all actions have been taken such that the termination of the options is in full and complete compliance with the terms of such plan.

     4.12  Taxes.
           -----

          (a) The Company and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes"), and
                                                                   -----
(iii) has established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time.

          (b) No deficiencies for Taxes have been threatened or claimed by any taxing authority in respect of any tax returns filed by the Company or any of its Subsidiaries (or any predecessor corporations). Neither the Company nor any of its Subsidiaries (nor any predecessor corporation of any of such entities) has executed or filed with any taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes. Neither the Company nor any of its Subsidiaries is currently being audited by any taxing authority nor have any of them received notice of a proposed audit pertaining to Taxes. There are no tax liens on any assets of the Company, any of its Subsidiaries or any affiliate, except for Taxes not yet due and payable. The accruals and reserves for taxes reflected in the balance sheet of the Company as at September 30, 1998 are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

          (c) Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or similar agreement.

          (d) Neither the Company nor any of its Subsidiaries is required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction, or (iii) any installment sale gain, where the inclusion in income would result in a Tax liability materially in excess of the reserves therefor. Neither the Company nor any of its Subsidiaries has given a consent under Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries is, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Neither the Company nor any of its Subsidiaries owns any property of a character which would give rise to any documentary, stamp or other transfer tax as a result of the transactions contemplated by this Agreement.

          (e) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code, or under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, by reason of the transactions contemplated by this Agreement.

          (f) All independent contractors and consultants of the Company and each of its Subsidiaries have been properly classified as independent contractors for the purposes of federal and applicable state laws and laws applicable to employee benefits and other applicable law.

     4.13  Absence of Certain Changes or Events.  Since September 30, 1998,
           ------------------------------------
except as contemplated by this Agreement, the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Company Common Stock, or any redemption, purchase or other acquisition of any of its securities, (iii) any event or change in the business, operations, properties, prospects, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Company or any of its Subsidiaries, (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any of its Subsidiaries, or (ix) entry by the Company or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property other than nonexclusive licenses granted in the ordinary course of business consistent with past practice.

     4.14  Title to Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

          (a) Neither the Company nor any of its Subsidiaries owns any real property.

          (b) All of the existing real property leases to which the Company or any of its Subsidiaries is a party have been previously delivered to Parent.
Schedule 4.14(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased by the Company or any of its Subsidiaries. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default (by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party) or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party.

          (c) The Company and each of its Subsidiaries owns or has valid leasehold interests in all of its tangible properties and assets (real, personal and mixed) used in its business, free and clear of any liens (other than liens for Taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except as reflected in the Company Financial Statements and except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and that do not and are not reasonably likely to materially detract from the value, or interfere with the use of the property subject thereto or affected thereby. The Company has delivered to Parent correct and complete copies of each lease identified in
Schedule 4.14(b) of the Company Disclosure Schedule and each such lease is valid and enforceable by the Company or a Subsidiary in accordance with its terms. Neither the Company nor any Subsidiary has received notice that, and, to the Company's knowledge, no circumstance exists which, with the passage of time or the giving of notice or both, could constitute a default under any such lease.

          (d) Each item of machinery and equipment owned or leased by the Company or any of its Subsidiaries is (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, ordinary wear and tear excepted, and (iv) regularly and properly maintained.

     4.15  Intellectual Property.
           ---------------------

          (a) The Company and each of its Subsidiaries owns all patents, trademarks, trade names, service marks, copyrights and any applications for such patents, trademarks, trade names, service marks and copyrights, and all patent rights, trade secrets, schematics, technology, know-how, computer software, documentation and tangible or intangible proprietary information or material and other intellectual property or proprietary rights (collectively, "Intellectual
                                                                  ------------
Property") used in the conduct of its business as currently conducted, including
--------
without limitation all copyrights registered in the name of the Company or any of its Subsidiaries ("Company Intellectual Property"). The Company and each of
                      -----------------------------
its Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of Company Intellectual Property that it considers confidential, and to maintain in confidence all trade secrets and confidential information that it presently owns or uses.

               (i) Section 4.15(a)(i) of the Company Disclosure Schedule lists, as of the date hereof, all patents and patent applications and all trademarks, registered copyrights, trade names and service marks owned by, or licensed to, the Company or any of its Subsidiaries and which are currently used in connection with the business of the Company or its Subsidiaries, including the jurisdictions in which each item of such Company Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed.

               (ii) Section 4.15(a)(ii) of the Company Disclosure Schedule lists, as of the date hereof, all written licenses, sublicenses and other agreements to which Company or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Company Intellectual Property rights, excluding object code, nonexclusive end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses"), and excluding any such licenses relating solely to the
  -----------------
business of Knowledge Technologies International ("KTI") that have been
                                                   ---
assigned to KTI and reflected in the schedules to the Transition Agreement between the Company and KTI. Section 4.15(a)(ii) separately lists all End-User Licenses other than those relating solely to the business of KTI.

               (iii) Section 4.15(a)(iii) of the Company Disclosure Schedule lists, as of the date hereof, all written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any such Subsidiary is authorized to use any third party Intellectual Property ("Third Party Intellectual Property") which
                                    ---------------------------------
is incorporated ("Embedded Third Party Intellectual Property") in any existing
                  ------------------------------------------
software, hardware, product or service of the Company or any of its Subsidiaries, or any software, hardware, product or service currently under development ("Products").
              --------

               (iv) Section 4.15(a)(iv) of the Company Disclosure Schedule lists, as of the date hereof, all written agreements or other arrangements under which the Company or any of its Subsidiaries has provided or agreed to provide source code of any product of the Company or any of its Subsidiaries to any third party.

          The Company has made available to Parent correct and complete copies of all patents, registrations, applications (owned by the Company or any of its Subsidiaries), and all licenses, sublicenses and agreements referred to in this
Section 4.15(a), each as amended to date. Except for retail purchases of software, neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 4.15 of the Company Disclosure Schedule under the terms of this Section 4.15(a).

          (b) With respect to each item of Company Intellectual Property that the Company or any of its Subsidiaries owns, (i) the Company or its Subsidiaries possess all right, title and interest in and to such item; and (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction.

          (c) With respect to each item of Third Party Intellectual Property listed in Section 4.15(a)(iii): (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company or such Subsidiary, and, to the Company's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) neither the Company nor any of its Subsidiaries is in material breach or default thereunder, and, to the Company's knowledge, no other party to such license, sublicense or other agreement is in material breach or default thereunder, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or any of its Subsidiaries or permit termination, modification or acceleration thereunder by the other party thereto; (iii) to the Company's knowledge, the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company or any of is Subsidiaries is a party or has been specifically named that interferes with the conduct of the Company's or any of its Subsidiaries' business as currently conducted, nor, to the Company's knowledge, subject to any other outstanding judgment, order, decree, stipulation or injunction that interferes with the conduct of the Company's or any of its Subsidiaries' business as currently conducted.

          (d) Neither the Company nor any of its Subsidiaries has (i) been named in any suit, action or proceeding as to which it has been served with process which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or (ii) received any written notice alleging any such claim of infringement or misappropriation. The Company has made available to Parent correct and complete copies of all such suits, actions or proceedings or written notices. The manufacturing, marketing, licensing, use or sale of the products or the performance of the services offered by the Company and its Subsidiaries do not currently infringe, and have not infringed, any Intellectual Property right of any third party; and, to the knowledge of the Company, none of the Company Intellectual Property rights are being infringed by activities, products or services of any third party.

          (e) The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company nor any of its Subsidiaries to be in violation or default under any license, sublicense or other agreement relating to Intellectual Property, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, nor limit in any way the Company's or any of its Subsidiaries' ability to conduct its business or use or provide the use of Company Intellectual Property or any Intellectual Property rights of others.

          (f) Except for Embedded Third Party Intellectual Property for which the Company has valid non-exclusive licenses and which are adequate for each of the Company's and its Subsidiaries' businesses as presently conducted, and except for usual and customary rights retained by the United States government with respect to Intellectual Property developed under research contracts with the Federal government (the "Retained Fed Rights"), the Company is the sole and
                             -------------------
exclusive owner or the licensee of, with all right, title and interest in and to all Company Intellectual Property (free and clear of any liens or encumbrances), and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use and distribution thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property is being used. To the Company's knowledge, the United States government has never exercised, and the Company has no notice that the government intends to exercise, its rights to use or provide to others the use of the Retained Fed Rights with respect to any Company Intellectual Property in a manner that would be material to the Company's non-governmental business. The Retained Fed Rights do not materially interfere with the conduct of the Company's business.

          (g) The Company has made available to Parent copies of the Company's and each of its Subsidiaries' standard forms of End-User Licenses. Section 4.15 of the Company Disclosure Schedule describes the material variations from the standard form of End-User License, and as of the date hereof, neither the Company nor any of its Subsidiaries has entered into any End-User Licenses which contain terms materially different than as set forth in the standard forms of such agreements made available to Parent.

          (h) The Company and each of its Subsidiaries has taken reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Company Intellectual Property. All officers, employees and consultants of the Company or any of its Subsidiaries who have access to proprietary information or Company Intellectual Property have executed and delivered to the Company or such Subsidiary an agreement regarding the protection of proprietary information and the assignment to the Company or any of its Subsidiaries of all Intellectual Property arising from the services performed for the Company or any of its Subsidiaries by such persons. No current or prior officers, employees or consultants of the Company or any of its Subsidiaries claim any ownership interest in any Company Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to the Company or any of its Subsidiaries, or otherwise. Except for the Embedded Third Party Intellectual Property, all Company Intellectual Property has been developed by employees of the Company or its Subsidiaries, within the course and scope of their employment.

          (i) To the Company's knowledge, there are no material defects in the Company's or any of its Subsidiaries' Products, and there are no errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's or any of its Subsidiaries' Products (collectively, the "Design Documentation"), which defects or errors would reasonably be
     --------------------
expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The occurrence in or use by (i) the computer software currently sold by the Company or any of its Subsidiaries (excluding third party software not currently incorporated into the Products), or developed or modified by the Company or any of its Subsidiaries on behalf of others, or (ii) to the Company's knowledge, third party software not currently incorporated into the Products, of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely
                                        ----------------
affect the performance of the software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing) and such software will create, sort and generate output data related to or including Millennial Dates without errors or omissions.

          (j) No government funding or university or college facilities were used in the development of the Company's or any of its Subsidiaries' Products and such Products were not developed pursuant to any contract or other agreement with any person or entity.

          (k) Section 4.15 of the Company Disclosure Schedule lists all warranty claims (including any pending claims) related to the Company's or any of its Subsidiaries' Products and the nature of such claims, except for customary product support and maintenance claims that are not material to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has made any material oral or written representations or warranties with respect to its Products.

          (l) The Company and its Subsidiaries have been and are in compliance with the Export Administration Act of 1979, as amended, and all regulations promulgated thereunder.

          (m) As part of the Company Disclosure Schedule, the Company has provided Parent a list (including names, addresses, contact names, telephone numbers as well as the termination date and next renewal date of the agreement), which is complete in all material respects, of all agreements or other arrangements pursuant to which the Company or any Subsidiary is obligated to provide support services (such agreements, as supplemented below, are referred to collectively as the "Maintenance Agreements"). Except for any nonstandard
                        ----------------------
maintenance agreements specified in Section 4.15(m) of the Company Disclosure Schedule (the "Nonstandard Maintenance Agreements"), all of the Maintenance
               ----------------------------------
Agreements are in all material respects in the form of the license agreement identified as the Standard Maintenance Agreement set forth in the Company Disclosure Schedule (the "Standard Maintenance Agreement"). The versions of the
                          ------------------------------
products currently supported by the Company or any Subsidiary are set forth in the Company Disclosure Schedule. Prior to the Closing, the Company will supplement the Company Disclosure Schedule with any addresses, contact names and telephone numbers omitted from the initial Company Disclosure Schedule to include: (i) all Standard Maintenance Agreements entered into between the date hereof and the Closing, and (ii) all Nonstandard Maintenance Agreements that were entered into between the date hereof and the Closing with the written consent of the Parent.
Section 4.15(m) of the Company Disclosure Schedule sets forth and indicates the agreements with source code escrow provisions relative to the Company's Products.

     4.16  Agreements, Contracts and Commitments.  As of the date hereof,
           -------------------------------------
neither the Company nor any of its Subsidiaries is a party to or is bound by:

          (a) any oral or written plan, contract or arrangement which requires aggregate payments by the Company or any of its Subsidiaries in excess of $50,000, which provides for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

          (b) any oral or written consulting agreement, contract or commitment with any independent contractor or consultant other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days' notice without liability or financial obligation, or any oral or written consulting agreement, contract or commitment with any independent contractor or consultant under which any benefits of which are contingent upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement;

          (c) any joint marketing agreement, joint development agreement, joint venture contract or agreement, or any other agreement currently in force under which the Company or any of its Subsidiaries have continuing obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of thirty (30) days or less, or any agreement pursuant to which the Company or any of its Subsidiaries have continuing obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries and which may not be canceled without penalty upon notice of thirty (30) days or less, or which has involved, or is expected to involve, a sharing of profits with other persons;

          (d) any existing OEM agreement, VAR agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount involved in 1997 exceeded, or is expected to exceed in 1998, $50,000 in aggregate amount or pursuant to which the Company or any of its Subsidiaries has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

          (e) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

          (f) except for trade indebtedness incurred in the ordinary course of business, any loan, note, indenture, or other instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities, or any indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

          (g) any agreement, contract, or commitment containing covenants purporting to limit the Company's freedom or that of any of its Subsidiaries to
(i) engage in any line of business, (ii) compete in any geographic area or with any third party, or (iii) grant any exclusive distribution rights;

          (h) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

          (i) any license agreement, either as licensor or licensee, excluding End-User Licenses, or any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology except as a distributor in the normal course of business;

          (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000;

          (k) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's Subsidiaries;

               (l) any other agreement, contract or commitment that is material to the Company or to any of its Subsidiaries.

          Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to any of the agreements, contracts or commitments to which the Company or any of its Subsidiaries is a party or by which any of them are bound that are required to be disclosed in the Company Disclosure Schedule pursuant to Section 4.15 or this Section 4.16 ("Company Contracts") is, as of
                                                -----------------
the date hereof, in breach, violation or default under, any Company Contract, except for breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Company Contract in such a manner as would permit any other party to cancel or terminate such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     4.17  Proprietary Information and Inventions Agreements.  Each current
           -------------------------------------------------
and former employee, consultant and officer of the Company and each of its Subsidiaries has executed an agreement with the Company or a Subsidiary regarding confidentiality and proprietary information substantially in the form or forms delivered to Parent. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company and each of its Subsidiaries will use its best efforts to prevent any such violation. All consultants to or vendors of the Company and each of its Subsidiaries with access to confidential information of the Company or any of its Subsidiaries are parties to a written agreement substantially in the form or forms provided to Parent under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company and its Subsidiaries. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

     4.18  No Conflict of Interest.  Except as expressly disclosed in the
           -----------------------
SEC Documents, neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the officers or directors of the Company or any of its Subsidiaries, or any members of their immediate families, directly or indirectly, are indebted to the Company or any of its Subsidiaries or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, except that officers, directors and/or stockholders of the Company and its Subsidiaries may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that compete with the Company and its Subsidiaries. To the Company's knowledge, none of the officers or directors of the Company or any of its Subsidiaries or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     4.19  Takeover Statutes Inapplicable.  No "fair price," "moratorium,"
           ------------------------------
"control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to the Company, any
                    ----------------
Subsidiary of the Company, the Shares (and associated Rights), the Offer, the Merger or any of the other transactions contemplated by this Agreement. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company approving the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL.

     4.20  Brokers and Finders.  Except for the Financial Advisor and the fees
           -------------------
payable by the Company to such firm described in an engagement letter dated October 5, 1998, a complete and correct copy of which has been provided to Parent on or prior to the date hereof, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     4.21  Environmental Laws.
           ------------------

          (a) The operations of the Company and its Subsidiaries comply in all material respects with all applicable federal, state and local environmental laws, statutes and regulations.

          (b) To the Company's knowledge, the operations of the Company and its Subsidiaries are not the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental law, statute or regulation.

          (c) The Company and its Subsidiaries have not been notified that their operations are the subject of any federal or state investigation pursuant to which the Company or any Subsidiary has been ordered to respond to a release of any hazardous or toxic waste or substance into the environment in violation of law.

          (d) Each of the Company and its Subsidiaries has not filed any notice under federal or state law indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state equivalent of a hazardous or toxic waste or substance as defined therein or reporting a spill or release of a hazardous or toxic waste or substance into the environment except in accordance with applicable law.

          (e) Each of the Company and its Subsidiaries has not released, as defined in the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. (S)9601 et seq.), any hazardous substance as defined therein into
                       -- ---
the environment, except where such release could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

          (f) None of the operations of the Company or any Subsidiary involve the generation, transportation, treatment or disposal as defined under 40 C.F.R. Parts 260-270 or any state equivalent of hazardous waste as defined therein requiring a Part B permit or designation of "interim status".

          (g) No underground storage tanks are on the premises of the Company or any Subsidiary.

          (h) To the Company's knowledge, no lien in favor of any governmental authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such governmental authority in response to a release of a hazardous or toxic waste or substance into the environment has been filed or attached to the premises currently owned or leased by the Company or any Subsidiary.

          (i) All material permits necessary for the continued conduct of the business of the Company and its Subsidiaries for the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation or removal of any hazardous or toxic waste or substance have been obtained by the Company or any Subsidiary. All such permits are valid and in full force and effect. Each of the Company and the its Subsidiaries has complied in all material respects with all covenants and conditions of such permits and no circumstances exist which could cause any permit to be revoked, modified or rendered non-renewable upon the payment of the permit fee or, to the best of the Company's knowledge, which could impose upon the Company, any of the Company's Subsidiaries or the Surviving Corporation the obligation to obtain any additional permits for such activities, absent a change in operations.

          (j) Neither the Company nor any Subsidiary has exposed any persons in a material manner to, nor received notice of any claim of injury due to exposure of any person to, hazardous or toxic wastes or substances manufactured, stored, used, distributed, disposed of, released or controlled by the Company or any Subsidiary.

          (k) No hazardous or toxic wastes or substances are present on any property which has been owned, leased or occupied by the Company or any Subsidiary, for the conduct of its business which could reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (l) No claim, complaint, or administrative proceeding has been brought or is currently pending against the Company or any Subsidiary relating to any liability of the Company or any Subsidiary existing or threatened with respect to the release of hazardous or toxic wastes or substances or as to the investigation or remediation of hazardous or toxic wastes or substances.

          As used herein "federal, state and local environmental laws, statutes
                          -----------------------------------------------------
or regulations" means any and all applicable laws, rules, regulations, orders,
--------------
treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which has jurisdiction over the environment and any portion of the current operations of the Company and its Subsidiaries, and which prohibits, regulates or controls any hazardous material or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, sale or distribution of hazardous materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)9601 et
                                                                          --
seq.), the Hazardous Material Transportation Act (49 U.S.C. (S)1801 et seq.),
---                                                                 -- ---
the Resource Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.), the
                                                              -- ---
Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Air
                                                       -- ---
Act (42 U.S.C. (S)7401 et seq.), the Toxic Substances Control Act, as amended
                       -- ---
(15 U.S.C. (S)2601 et seq.), as these laws have been amended or supplemented to
                   -- ---
date and any analogous state or local statutes and the regulations promulgated to date pursuant thereto.

          As used herein, "hazardous or toxic waste or substance" means those
                           -------------------------------------
substances which are regulated by or form the basis of liability under any federal, state and local environmental laws, statutes or regulations because they are radioactive, toxic or hazardous, including, without limitation: (a) asbestos, (b) oil and petroleum products,
(c) explosives, (d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls, (g) radon gas, and (h) ultra-hazardous or toxic substances, pollutants or wastes.

     4.22  Rights Agreement.  The Rights Agreement has been amended to render
           -----------------
the Rights Agreement inapplicable to the Offer, the Merger, the Company
Stock Option, this Agreement, the Support Agreements, the Director Option Termination Agreements and any transaction contemplated hereby or thereby between the Company, Parent, Purchaser, and any such stockholders. Such amendment to the Rights Agreement is attached to the Company Disclosure Schedule.

     4.23  Disclosure.  The Company has provided or made available to Parent
           ----------
copies of all documents and information requested by Parent on Parent's diligence request lists dated September 16, 1998 and October 15, 1998, to the extent the items on such lists are applicable to the Company or any of its Subsidiaries. The Company has made available to Parent true and correct copies of all minutes of meetings or actions by written consent of the boards of directors (including without limitation all committees thereof) and stockholders of the Company and its Subsidiaries, which minutes and actions by written consent reflect all actions taken by the boards of directors (including without limitation all committees thereof ) and stockholders of the Company and its Subsidiaries.

                                   SECTION V

                      COVENANTS OF THE COMPANY AND PARENT

     5.1  Conduct of Business of the Company.  Except as contemplated by this
          ----------------------------------
Agreement, during the period commencing on the date of this Agreement and continuing until the first to occur of the Cut-Off Date or the termination of this Agreement in accordance with its terms, the Company and each of its Subsidiaries shall conduct its operations in the ordinary and usual course consistent with past practice, and the Company and each of its Subsidiaries will endeavor to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, contractors, distributors, licensors, licensees, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, prior to the Cut-Off Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly do, or propose to do, any of the following, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

          (a) Declare or pay any dividends on or make any other distribution in respect of any of its capital stock;

          (b) Split, combine or reclassify any of its capital stock or issue or authorize any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of its capital stock;

          (c) Issue, deliver, encumber, sell or purchase any shares of its capital stock or any securities convertible into, or warrants, options or other rights of any kind to acquire, any such shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (other than the issuance of Company Common Stock upon the exercise of outstanding Stock Options and Warrants);

          (d) Amend or otherwise change its Certificate of Incorporation or Bylaws (or other comparable organizational document);

          (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (f) Sell, lease, license or otherwise dispose of any of its assets (including the Company Intellectual Property), other than End-User Licenses on terms consistent with the Standard License Agreement in the ordinary course of business consistent with its past practice and other than insignificant amounts of assets that are not Company Intellectual Property;

          (g) Incur, assume or pre-pay any indebtedness for borrowed money, guarantee any indebtedness or obligation of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) as contemplated by this Agreement;

          (h) Enter into or amend any contract or agreement other than in the ordinary course of business consistent with past practice;

          (i) Authorize any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and its Subsidiaries taken as a whole;

          (j) Increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practice in salaries or wages of employees of the Company or its Subsidiaries who are not officers of the Company or its Subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company or any of its Subsidiaries;

          (k) Take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to cash management, the payment of accounts payable and the collection of accounts receivable);

          (l) Make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, or execute or file with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes;

          (m) Amend or modify the warranty policy of the Company or any Subsidiary;

          (n) Pay, discharge, satisfy, settle or compromise any suit, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company's balance sheet dated as of September 30, 1998 or subsequently incurred in the ordinary course of business and consistent with past practice;

          (o) Take any action that would result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or that would be reasonably likely to result in any of the conditions to the Offer or any of the conditions to the Merger set forth in
Article VII not being satisfied (provided, however, that the Board of Directors shall retain the right to modify or withdraw its recommendation with respect to the Offer and the Merger pursuant to Section 5.3(b));

          (p) Enter into, amend or extend any contracts, agreements, or obligations relating to the distribution, sale, sublicense or marketing by third parties of the Company's or any Subsidiary's products or products licensed by the Company or any Subsidiary, other than agreements, extensions or amendments that grant non-exclusive rights to such third parties and provide for termination by the Company or any Subsidiary for convenience on not more than 60 days' notice;

          (q) Materially revalue any of its assets (other than the booking of reserves in the ordinary course of business and consistent with past practices) or, except as required by a change in law or in generally accepted accounting principles or the rules of the SEC, make any change in accounting methods, principles or practices, including inventory accounting practices;

          (r) Materially accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

          (s) Materially delay or accelerate payment of any account payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business; or

          (t) Cancel or terminate any material insurance policy naming it as a beneficiary or a loss payable payee or permit any such policy to lapse (it being understood that the Company and any Subsidiary may renew any insurance policy in effect as of the date of this Agreement).

     5.2  Stockholder Meeting; Proxy Material; Information Statement.
          ----------------------------------------------------------

          (a) If this Agreement is required by the DGCL to be approved by the Company's stockholders, then the Company shall cause a meeting of its stockholders (the "Stockholders' Meeting") to be duly called and held as soon as
                   ---------------------
reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall, subject to the terms of Section 5.3(b), recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) shall promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) shall, subject to the fiduciary duties of its Board of Directors as advised by counsel, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (v) shall otherwise comply with all legal requirements applicable to such meeting.

          (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Shares (and associated Rights), the parties hereto agree, at the request of Purchaser, subject to the provisions of
Article VII, to take all necessary and appropriate action, including the preparation and mailing of the Information Statement if the Purchaser determines that such an Information Statement is appropriate or required, to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

     5.3  Third Party Acquisitions.
          ------------------------

          (a) The Company agrees that neither it, nor any of its Subsidiaries, nor any of the employees, officers or directors of the Company or any of its Subsidiaries, nor the stockholders who have executed the Support Agreements (the "Supporting Stockholders") shall,
 -----------------------
and the Company shall direct and cause the agents and representatives
(including its Financial Advisor or any other investment banker and any attorney or accountant retained by it (collectively, "Company Advisors")) of it
                                                      ----------------
and each of its Subsidiaries not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate the making of any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in
Section 5.3(b) below). The Company further agrees that neither it, nor any of its Subsidiaries, nor any of the employees, officers or directors of the
Company or any of its Subsidiaries, nor the Supporting Stockholders shall, and the Company shall direct and cause all Company Advisors not to, directly or indirectly, engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any Third Party (as defined in
Section 5.3(b) below) relating to the proposal of a Third Party Acquisition, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition; provided, however, that if at any time prior to the acceptance
             --------  -------
by Purchaser for payment of Shares (and associated Rights) pursuant to the Offer, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof and that does not result from a breach of this Section 5.3, (x) furnish only such information with respect to the Company and its Subsidiaries to any such person pursuant to a customary confidentiality agreement as was delivered to Parent prior to the execution of this Agreement and (y) participate in the discussions and negotiations regarding such inquiry, proposal or offer. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing, and to promptly request each Third Party that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries, if any, to return to the Company all confidential information heretofore furnished to such Third Party by or on behalf of the Company. The Company shall take the necessary steps to promptly inform all Company Advisors of the obligations undertaken in this Section 5.3(a). The Company agrees to notify Parent promptly (and in any event within 24 hours) if (i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its Subsidiaries or any of the Company Advisors, (ii) any information about the Company or its Subsidiaries is requested from the Company, its Subsidiaries or any of the Company Advisors, or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company or any of the Company Advisors indicating, in each such case, in connection with such notice, the principal terms and conditions of any proposals or offers, including the identity of the offering party, and thereafter shall keep Parent informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

          (b) Except as permitted by this Section 5.3(b), the Board of Directors of the Company shall not withdraw its recommendation of the Offer or the Merger and other transactions contemplated hereby or approve or recommend, or cause the Company or any of its Subsidiaries to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the preceding sentence, if the Board of Directors of the Company determines in its good faith judgment, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors may withdraw or alter its recommendation of the Offer or the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below), but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal")
                                             ---------------------------
advising Parent that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or entity making such Superior Proposal and (ii) if Parent does not, within five (5) business days (or within two (2) business days with respect to any amendment to any Superior Proposal which was noticed at least five (5) business days prior to such amendment) after Parent's receipt of the Notice of Superior Proposal, make an offer which the Board of Directors of the Company determines in its good faith judgment (based on the advice of its Financial Advisor or another financial adviser of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter
          --------  -------
into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 8.1(e)(i).

          (c) For purposes of this Agreement, "Third Party Acquisition" means
                                               -----------------------
the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person or entity (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, the Purchaser or any affiliate thereof (a "Third Party"); (ii) the
                                                        -----------
acquisition by a Third Party of 20% or more of the total assets of the Company (other than the purchase of the Company's products in the ordinary course of business); (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend;
(v) the repurchase by the Company of 20% or more of the outstanding Shares; or
(vi) the acquisition by the Company by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona
                                             -----------------
fide proposal to acquire directly or indirectly, for consideration consisting of cash and/or securities, 100% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company by a majority vote determines in its good faith judgment (based on consultation with its Financial Advisor or another financial adviser of nationally recognized reputation) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person or entity making the proposal, including the availability of financing therefor) and more favorable to the Company's stockholders than the Offer and the Merger.

          (d) The Company shall not be prohibited from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act to the extent such position is arrived at in compliance with this Section 5.3.

     5.4  Section 203 of the DGCL.  From and after the date of this Agreement
          -----------------------
until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company will not approve any acquisition of shares of Company Common Stock by any person (other than Parent, the Purchaser or their respective affiliates) which would result in such person becoming an "interested stockholder" (as such term is defined in Section 203 of the DGCL) or otherwise become subject to Section 203 of the DGCL, unless such acquisition is related to a Superior Proposal and the Company has complied with Section 5.3 and, if applicable, Section 8.3.

     5.5  Company Stock Option.
          --------------------

     (a) Grant of Company Stock Option.  Subject to Section 8.4, the Company
         -----------------------------
hereby grants to Parent an irrevocable option (the "Company Stock Option")
                                                    --------------------
to purchase, for $7.00 per share in cash, newly issued shares of Company Common Stock representing 19.9% of the Company's total outstanding Company Common Stock (and associated Rights), which percentage shall be calculated after taking into account the exercise in full of the Company Stock Option.

     (b) Term of Company Stock Option.  Parent may exercise the Company Stock
         ----------------------------
Option, in whole or in part, at any time or from time to time from the day (the "Exercise Commencement Date") on which either an event described in Section
 --------------------------
8.3(a) or (b) has occurred or a tender offer to purchase fifteen percent (15%) or more of the Shares is consummated by a Third Party, whichever is earlier, until the day (the "Option Termination Date") which is the earlier of (i) the
                    -----------------------
Effective Time, or (ii) one (1) year after the termination of this Agreement.

     (c) Exercise of Company Stock Option.  If Parent wishes to exercise the
         --------------------------------
Company Stock Option, it shall do so by giving the Company notice to such effect, specifying the number of shares of Company Common Stock to be purchased and a place and date not earlier than one (1) business day nor later than ten
(10) business days from the date such notice is given for the closing of the purchase. If any such closing cannot be consummated on the date specified by Parent in its notice of election to exercise the Company Stock Option as a result of any restriction arising under any applicable law or regulation, the date for such closing shall be on such date within five (5) days following the cessation of all such restrictions as Parent may specify.

     (d) Payment and Delivery of Company Common Stock.  At any closing in
         --------------------------------------------
connection with the Company Stock Option, (i) Parent shall make payment to the Company of the aggregate purchase price for the shares of Company Common Stock to be purchased by delivery to the Company of a certified, cashier's or bank check payable to the order of the Company or, if mutually agreed, by wire transfer of funds to an account designated by the Company, and (ii) the Company shall deliver to Parent a certificate or certificates representing the shares of Company Common Stock so purchased, registered in the name of Parent or its designee.

     (e) Certain Adjustments.  In the event of any change in the Company's
         -------------------
capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of Shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Parent's rights hereunder, the number and kind of capital stock subject to the Company Stock Option and the purchase price per share (but not the total purchase price) shall be appropriately and equitably adjusted so that Parent shall receive upon exercise of the Company Stock Option the number and class of capital stock or other securities or property that Parent would have received in respect of the shares of Company Common Stock purchasable upon exercise of the Company Stock Option if the Company Stock Option had been exercised immediately prior to such event.

     (f) Exercise Commencement Date.  At any time or from time to time after the
         --------------------------
Exercise Commencement Date, Parent may, at its election, upon two (2) days' notice to the Company, surrender all or a part of the Company Stock Option to the Company, in which event the Company shall pay to Parent, on the day of each such surrender and in consideration thereof, against tender by Parent of an instrument evidencing such surrender, an amount in cash per share of Company Common Stock (the rights to which are surrendered) equal to the excess of (i) the greater of (x) the closing price of the Company's Common Stock on The Nasdaq Stock Market on the date of surrender (or the closing price as reported by any other applicable securities exchange if not listed on The Nasdaq Stock Market, or if not actively traded, the fair market value as determined by investment bankers chosen by the Parent) and (y) the price per Share to be paid in the Third Party Acquisition or tender offer which created the Exercise Commencement Date, if any, over (ii) the Merger Price. If all or a portion of the price per Share to be paid in such Third Party Acquisition or tender offer consists of non-cash consideration, then the price per Share referred to in clause (i) above shall be the cash consideration per Share, if any, plus the fair market value of the non-cash consideration per Share as set forth in such Third Party Acquisition or tender offer or, if not so set forth, as determined by investment bankers chosen by the Parent. Upon exercise of its right to surrender the Company Stock Option or any portion thereof and the receipt by Parent of cash pursuant to this Section 5.5(f), any and all rights of Parent to purchase shares of Company Common Stock with respect to the portion of the Company Stock Option surrendered pursuant to this Section 5.5(f) shall be terminated.

     (g) Listing and Reservation of Company Common Stock; Notification of Record
         -----------------------------------------------------------------------
Dates.
-----

     (i) Promptly after the date hereof, and from time to time thereafter if necessary, the Company will apply to list all of the Company Common Stock subject to the Company Stock Option on the Nasdaq National Market and will use its best efforts to obtain approval of such listing as soon as practicable.

     (ii) The Company has taken all necessary corporate and other action to authorize, reserve, and permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Company Common Stock upon the exercise of the Company Stock Option terminates, will have reserved for issuance, upon any exercise of the Company

Stock Option, the number of Company Common Stock subject to the Company Stock Option (less the number of shares of Company Common Stock previously issued upon any partial exercise of the Company Stock Option or as to which the Company Stock Option may no longer be exercised).

     (iii) The Company shall give Parent at least ten (10) days' prior written notice before setting the record date for determining the holders of record of Company Common Stock entitled to notice of, or to vote on, any matter, to receive any dividend or distribution or to participate in any rights offering or other matter, or to receive any other benefit or right, with respect to Company Common Stock.

     (h) Registration of the Company Common Stock.
         ----------------------------------------

     (i) If Parent requests the Company in writing to register under the Securities Act any of the shares of Company Common Stock owned by Parent, the Company will use its best efforts to cause the offering of the shares of Company Common Stock so specified in such request to be registered a soon as practicable so as to permit the sale or other distribution by Parent of the shares of Company Common Stock specified in its request (and to keep such registration in effect for a period of at least ninety (90) days), and in connection therewith prepare and file as promptly as reasonably possible (but in no event later than sixty (60) days from receipt of Parent's request) a registration statement under the Securities Act to effect such registration on an appropriate form, which would permit the sale of the shares of Company Common Stock by Parent in the manner specified by Parent in its request. The Company shall not be obligated to make effective more than three (3) registration statements pursuant to the foregoing sentence. Upon written notice to Parent, the Company may postpone effecting a registration pursuant to this Section 5.5 on one occasion during any period of twelve (12) consecutive months for a reasonable time specified in the notice but not exceeding ninety (90) days (which period may not be extended or renewed), if (A) an investment banking firm of recognized national standing shall advise the Company and Parent in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced, or (B) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes, in its reasonable judgment, would not be in the best interests of the Company.

     (ii) The Company shall notify Parent in writing not less than ten (10) days prior to filing a registration statement under the Securities Act (other than a filing on Form S-4 or S-8) with respect to any shares of Company Common Stock of the Company's intention so to file. If Parent wishes to have any portion of its shares of Company Common Stock included in such registration statement, it shall advise the Company in writing to that effect within two (2) business days following receipt of such notice, and the Company will thereupon include the number of shares of Company Common Stock indicated by Parent under such registration statement. If such registration involves an underwritten public offering and the managing underwriter shall advise the Company and Parent that in its view the number of shares of Company Common Stock requested to be included in such registration (including any securities which the Company proposes to be included) exceeds the largest number of shares which can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum
                                                                     -------
Offering Size"), the Company will include in such registration, up to the
-------------
Maximum Offering Size: first, all securities proposed to be registered by the Company, and second, shares of Company Common Stock requested to be registered by Parent.

     (iii) The Company shall pay all fees and expenses in connection with any registration pursuant to this Section 5.5 other than underwriting discounts and commissions to brokers or dealers and shall indemnify Parent, its officers, directors, agents, other controlling persons and any underwriters retained by Parent in connection with such sale of such shares of Company Common Stock in the customary way, and agree to customary contribution provisions with such persons, with respect to claims, damages, losses and liabilities (and any expenses relating thereto) arising (or to which Parent, its officers, directors, agents, other controlling persons or underwriters may be subject) in connection with any such offer or sale under the federal securities laws or otherwise, except for information furnished in writing by Parent or its underwriters to the Company. Parent and its underwriters, respectively, shall indemnify the Company to the same extent with respect to information furnished in writing to the Company by Parent and such underwriters.

     5.6  SEC Reports.  From and after the date of this Agreement until the
          -----------
earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company will timely file all reports required to be filed by it under the Exchange Act.

     5.7  Indemnification.  Parent agrees that all rights to indemnification
          ---------------
existing in favor of directors, officers or employees of the Company (the "Indemnified Persons") as provided in the Company's Certificate of
 -------------------
Incorporation, Bylaws or any indemnification agreements listed in Section 5.7 of the Company Disclosure Schedule, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time. Effective upon the Effective Time, to the fullest extent permitted by law, Parent shall be directly bound by, and shall guarantee the Company's and the Surviving Corporation's performance of, the Company's and the Surviving Corporation's obligations described in the prior sentence for a period of six
(6) years after the Effective Time. If Parent, the Surviving Corporation or any of either of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, none of which actions are restricted by this Section 5.7, then and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this Section 5.7.

     5.8  Rights Agreement.  The Company shall take all necessary action to
          -----------------
render the Rights Agreement inapplicable to the Offer, the Merger, the Company Stock Option, this Agreement, the Support Agreements, the Director Option Termination Agreements and any other transaction contemplated hereby and thereby.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Access to Information.  Between the date of this Agreement and
          ---------------------
the Cut-Off Date, the Company will afford to Parent and its authorized representatives for the transactions contemplated hereby reasonable access at all reasonable times to the officers, employees, agents, properties, offices and all other facilities, books and records of the Company as Parent may reasonably request. Additionally, the Company will permit Parent and its authorized representatives for the transactions contemplated hereby to make such inspections of the Company, each of its Subsidiaries and each of their operations at all reasonable times as it may reasonably require and will cause its officers, employees and agents to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and each of its Subsidiaries as Parent may from time to time reasonably request. No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     6.2  Legal Conditions to Offer and Merger.
          ------------------------------------

          (a) Prior to the Effective Time, the parties shall take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Offer and the Merger and the other transactions contemplated by this Agreement, including any necessary consents and waivers.

          (b) Without limiting the foregoing, the Company will take, and will cause each of its Subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Company or any of its Subsidiaries with respect to the Offer and the Merger (including furnishing all information required under the HSR Act and under applicable antitrust laws of any foreign country) and will take, and will cause each of its Subsidiaries to take, all reasonable actions necessary to cooperate promptly with and furnish information to the Purchaser or Parent in connection with any such requirements imposed upon the Purchaser or Parent in connection with the Offer and the Merger. The Company will take, and will cause each of its Subsidiaries to take, all reasonable actions necessary to obtain (and will take and cause to be taken all reasonable actions necessary to cooperate promptly with the Purchaser and Parent in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or any Subsidiary (or by the Purchaser or Parent) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement.

          (c) Without limiting the foregoing, the Purchaser and Parent will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Offer and the Merger (including furnishing all information required under the HSR Act and under applicable antitrust laws of any foreign country) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Company in connection with any such requirements imposed upon the Company or any of its

Subsidiaries in connection with the Offer and the Merger. The Purchaser and Parent will take all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Company in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Purchaser or Parent (or by the Company or any of its Subsidiaries) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement.

          (d) Notwithstanding anything to the contrary in this Agreement, including without limitation Section 6.2(c), as a result of filings made with Governmental Entities pursuant to this Agreement, neither Parent nor any of its subsidiaries, nor the Company nor any of its Subsidiaries, shall be required to divest any of their respective businesses, product lines or assets, or agree to any other limitation with respect to its business.

     6.3  Confidentiality Agreement.  The Company and Parent acknowledge that
          -------------------------
the existing confidentiality agreement between such parties (the
"Confidentiality Agreement") shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement, and such parties agree to comply with the terms of such Agreement.

     6.4  Public Announcements.  The Purchaser, Parent and the Company will
          --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or any transaction contemplated hereby and shall not issue any such press release or make any such public statement except as they may mutually agree unless required so to do by law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc. The Company and Parent have agreed as to the form of joint press release announcing execution of this Agreement.

     6.5  Company Stock Plans.
          -------------------

          (a) At the Effective Time, each outstanding Stock Option to purchase shares of Company Common Stock under the Company Stock Option Plans shall terminate and each holder thereof shall receive in exchange for such termination a cash payment equal to, subject to Section 6.5(f) below, the excess, if any, of
(i) the Merger Price times the number of shares of Company Common Stock subject to such option which are vested and exercisable (including such number of shares that become vested and exercisable by its terms as a result of the transactions contemplated by this Agreement), over (ii) the aggregate exercise price of such option. The fair market value of the Company Common Stock on the Effective Date shall be deemed to equal the Merger Price.

          (b) Prior to the Effective Time, the Company shall take all actions (including if appropriate amending the terms of the Company Stock Option Plans or obtaining the consent of holders of Stock Options) that are necessary to give effect to the transactions contemplated by Section 6.5(a).

          (c) The Company shall take all steps required to terminate the Company Stock Option Plans immediately after the Effective Time.

          (d) The Company shall take all actions reasonably necessary to cause the last day of the then-current "offering," as such term is defined in the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"), to be
                                                  -------------
December 15, 1998 (the "Final Purchase Date"), and shall apply on the Final
                        -------------------
Purchase Date the funds within each participant's accumulated payroll account as of such date to the purchase of whole shares of Company Common Stock in accordance with the terms of the Purchase Plan. No new offering shall commence under the Purchase Plan following the Final Purchase Date.

          (e) The Company shall take all steps required to terminate the Purchase Plan immediately after the Effective Time.

          (f) Payments pursuant to Section 6.5(a) above shall be subject to any applicable tax withholding required under the Code, the rules and regulations thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Stock Options.

     6.6  Certain Employee Benefits Matters.  Employees of the Company at the
          ---------------------------------
Effective Time will be provided with employee benefit plans by the Surviving Corporation or Parent, except with respect to such Company Benefit Plans Parent determines that it will continue in effect, which employee benefits will in the aggregate be reasonably equivalent to the employee benefits generally offered to Parent's employees of like position and responsibility.

     6.7  Notice of Certain Events.  The Company shall notify Parent, and
          ------------------------
Parent shall promptly notify the Company, of:

          (i) receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (iii) receipt of notice that any actions, suits, claims, investigations or proceedings have been commenced or, to the knowledge of the Company, threatened, against or involving the Company, any of its Subsidiaries or Parent, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or which relate to the consummation of the transactions contemplated by this Agreement;

          (iv) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it (and, in the case of Parent, of the Purchaser) contained in this Agreement to be untrue or inaccurate; and

          (v) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.8  Obligations of Purchaser.  Parent will take all action necessary to
          ------------------------
cause the Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     6.9  Voting of Shares.  Parent agrees (i) to cause the Purchaser and
          ----------------
any other Person controlled by Parent to vote all Shares beneficially owned by it in favor of adoption of this Agreement and the Merger at the Stockholders' Meeting, if any such meeting shall be required by the DGCL, and (ii) if no Stockholders' Meeting shall be required by the DGCL, to cause the Purchaser to file a certificate of merger providing for the Merger of the Purchaser with and into the Company as soon as reasonably practicable under applicable regulatory requirements and law.

     6.10  Expenses.  Except as otherwise provided in Section 8.3, whether or
           --------
not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     6.11  Takeover Statutes.  If any Takeover Statute is or may become
           -----------------
applicable to the Offer, the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

                                  ARTICLE VII

                                   CONDITIONS

     7.1  Conditions of Each Party's Obligation to Effect the Merger. The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the affirmative vote or consent of the stockholders of the Company to the extent required by the DGCL and the Certificate of Incorporation of the Company.

          (b) No Injunctions or Restraints.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, nor other legal restriction, restraint or prohibition arising under the authority of any Governmental Entity, preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable
        --------  -------
efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered.

          (c) Regulatory Consents.  The waiting period applicable to the
              --------------------
consummation of the Merger under the HSR Act and under any applicable foreign antitrust laws shall have expired or been terminated.

          (d) The Offer.  The Purchaser shall have accepted for payment and paid
              ---------
for Shares (and associated Rights) pursuant to the Offer in accordance with the terms hereof.

     7.2  Conditions to Obligations of  Parent and the Purchaser.  The
          ------------------------------------------------------
obligations of Parent and the Purchaser to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance of Obligations of the Company.  The Company shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     7.3  Conditions to Obligations of the Company.  The obligations of the
          ----------------------------------------
Company to effect the Merger are also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Parent and the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance of Obligations of Parent and the Purchaser.  Each of
              ------------------------------------------------------
Parent and the Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                  ARTICLE VIII

                                  TERMINATION

     8.1  Termination.  This Agreement may be terminated and the Merger may
          -----------
be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company, only:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and the Purchaser;

          (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares (and associated Rights) pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by either Parent or the Company if (i) the Offer shall have terminated or expired in accordance with its terms without the Purchaser having accepted for payment any Shares (and associated Rights) pursuant to the Offer; or (ii) the Purchaser shall not have accepted for payment any Shares (and associated Rights) pursuant to the Offer within one hundred twenty (120) days following the commencement of the Offer; provided, however, that the right to
                                         -------- --------
terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party (or to any of its affiliates) that has failed to perform or breached in any material respect any of its obligations under this Agreement, which results in the failure of any condition set forth in Annex I or a material
                                                           ------
breach of a representation or warranty under this Agreement by such party;

          (d) by Parent if (i) prior to the purchase of Shares (and associated Rights) pursuant to the Offer, (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval or recommendation of the Offer, this Agreement, the Merger or any other transaction contemplated by this Agreement; (B) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company, taken no position with respect to, or failed to recommend against acceptance of, a Third Party Acquisition; (C) the Company shall have entered into any definitive agreement with respect to a Third Party Acquisition; (D) the Board of Directors of the Company fails to reconfirm its recommendation of the Offer, this Agreement, the Merger and transactions contemplated by this Agreement within five days of any written request by Parent that the Company's Board of Directors reconfirm its recommendation; or (E) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or (ii) the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured within 20 days after the giving of written notice to the Company or shall have breached Section 5.3; or

          (e) by the Company if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the transactions contemplated by a Superior Proposal, provided that the Company
                                                  --------
shall have complied with the provisions of Section 5.3, including the notice provisions therein; or (ii) Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured within 20 days after the giving of written notice to Parent or the Purchaser, as applicable, except, in any case, for such breaches which are not reasonably likely to affect adversely Parent's or the Purchaser's ability to complete the Offer or the Merger.

     8.2  Effect of Termination.  If this Agreement is terminated pursuant to
          ---------------------
Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for breach of any provision of this Agreement, and except that the agreements contained in Sections 5.5, 6.3, 6.10, 8.3 and in Article IX shall survive the termination hereof.

     8.3  Certain Payments.
          ----------------

          (a) In the event that this Agreement is terminated pursuant to Section 8.1(d)(i) or Section 8.1(e)(i), then, in any such event, the Company shall pay Parent fifty percent (50%) of the Termination Fee (as defined below) within five
(5) days after the first of such events shall have occurred. The Company shall pay Parent the remaining fifty percent (50%) of the Termination Fee within the earlier of (i) nine (9) months following such event, or (ii) five (5) days after the consummation of a Third Party Acquisition or similar alternative transaction with any person other than Parent or any of its affiliates. For purposes of this Section 8.3, the "Termination Fee" shall be a dollar amount equal to (A)
                       ---------------
three percent (3%) of the amount obtained by multiplying the total number of Fully Diluted Shares outstanding plus the total number of Excluded Shares by $7.00, plus (B) an amount equal to Parent's actual and reasonably documented
       ----
out-of-pocket fees and expenses (not to exceed $200,000) incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the transactions contemplated hereby, which amounts shall be payable in immediately available funds.

          (b) In the event that this Agreement is terminated pursuant to Section 8.1(c) or 8.1(d)(ii), and the Company shall have announced (and subsequently consummates) or shall have consummated a Third Party Acquisition with any person other than Parent or any of its affiliates before or within nine (9) months after the date of such termination, the Company shall pay Parent the entire Termination Fee within five (5) days after the consummation of the Third Party Acquisition.

          (c) In the event that the Company shall fail to pay any amounts owing pursuant to Section 8.3(a) or 8.3(b) when due, interest shall be paid on such unpaid amounts, commencing on the date such amounts became due, at a rate of six percent (6%) per annum. The Company acknowledges that the agreement contained in this Section 8.3 is an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 8.3, the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3.

          (d) The Termination Fee shall not be deemed to be liquidated damages, and the right to the payment of the Termination Fee shall be in addition to (and not a maximum payment in respect of) any other damages or remedies at law or in equity to which Parent or the Purchaser may be entitled as a result of the breach of any term or provision of this Agreement or any Support Agreement.

     8.4  Limitation on Total Profits.  Notwithstanding any provision of this
          ---------------------------
Agreement to the contrary, the Total Profit (as hereinafter defined) that Parent shall be permitted to realize in respect of the Termination Fee and the Company Stock Option shall not exceed four percent (4%) of the aggregate purchase price that would have been payable for one hundred percent (100%) of the Company's Fully Diluted Shares and one hundred percent (100%) of the Excluded Shares at $7.00 per share. In the event Parent's Total Profit would exceed such amount, Parent shall, at its sole election, (a) reduce the number of Shares subject to the Company Stock Option, (b) deliver Shares received upon an exercise of the Company Stock Option to the Company for cancellation, (c) pay an amount of cash to the Company, or (d) do any combination of the foregoing so that Parent's actual realized Total Profit shall not exceed four percent (4%) of the aggregate purchase price that would have been payable for one hundred percent (100%) of the Company's Fully Diluted Shares and one hundred percent (100%) of the Excluded Shares at $7.00 per share. "Total Profit" shall mean the aggregate
                                      ------------
(before taxes) of (i) any amount received pursuant to the Company's repurchase of the Company Stock Option (or any portion thereof), (ii) any amount received pursuant to the Company's repurchase of the Shares (less the purchase price for such Shares) subject to the Company Stock Option, (iii) any net cash received pursuant to the sale of Shares received by Parent in any exercise of the Company Stock Option to any third party (less the purchase price of such Shares), (iv) any amounts received on transfer of the Company Stock Option or any portion thereof to a third party, (v) any equivalent amounts received with respect to the Option adjusted pursuant to Section 5.5(e), and (vi) the Termination Fee.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1  Nonsurvival of Representations, Warranties and Agreements.  All
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, except for the agreements contained in Sections 5.7, 6.6, 6.10 and this Article IX of this Agreement, each of which shall survive the Merger.

     9.2  Amendments and Waivers.  Any term of this Agreement may be amended
          ----------------------
or waived only with the written consent of the parties. Any amendment or waiver effected in accordance with this Section 9.2 shall be binding upon the parties and their respective successors and assigns.

     9.3  Severability. The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, and the application thereof, in any other jurisdiction.

     9.4  Interpretation.
          --------------

          (a) The Article, Section and subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, or Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

          (b) This Agreement has been negotiated at arm's length by and between persons sophisticated and knowledgeable in the matters addressed in this Agreement. Each of the parties has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code Section 1564) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

     9.5  Assignment.  Except as set forth in Section 1.1(a), this Agreement
          ----------
shall not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void; provided, however, that this Agreement shall be assignable by any party after
--------  -------
the Effective Time.

     9.6  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     9.7  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice in accordance with this
Section 9.7:

               (a)  If to Parent or the Purchaser:

                    Oracle Corporation
                    500 Oracle Parkway
                    Redwood City, CA 94065
                    Attn:  Daniel S. Cooperman, Senior
                    Vice President, General Counsel
                    and Secretary

                    with a copy to:

                    Venture Law Group
                    A Professional Corporation
                    2800 Sand Hill Road
                    Menlo Park, CA 94025
                    Attn:  Donald M. Keller, Jr.

               (b)  If to the Company:

                    Concentra Corporation
                    21 North Avenue
                    Burlington, MA 01803
                    Attn:  Lawrence W. Rosenfeld,
                    Chairman and Chief Executive Officer

                    with a copy to:
                    Peabody & Arnold LLP
                    50 Rowes Wharf
                    Boston, MA 02110
                    Attn:  William E. Kelly

     9.8  Entire Agreement.  This Agreement (including the Schedules and
          ----------------
Exhibits), together with the Confidentiality Agreement, are the product of all of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     9.9  No Third Party Beneficiaries.  This Agreement is not intended to
          ----------------------------
confer upon any Person other than the parties hereto any rights or remedies hereunder, except that the provisions of Section 5.7 are intended for the benefit of the Indemnified Persons, who shall be entitled to enforce the provisions thereof.

     9.10  Governing Law.
           -------------

          (a) EXCEPT TO THE EXTENT THAT THE LAW OF THE STATE OF DELAWARE SHALL BE MANDATORILY APPLICABLE TO THE MERGER AND THE RIGHTS OF THE STOCKHOLDERS OF THE COMPANY, THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     The parties have caused this Agreement and Plan of Merger to be signed by their respective duly authorized officers, all as of the date first written above.

                    ORACLE CORPORATION

                    By: /s/ David J. Roux

                    Name: David J. Roux

                    Title: Executive Vice President, Corporate Development


                    KL ACQUISITION CORPORATION

                    By: /s/ David J. Roux

                    Name: David J. Roux

                    Title: President, Chief Executive Officer


                    CONCENTRA CORPORATION

                    By: /s/ Lawrence W. Rosenfeld

                    Name: Lawrence W. Rosenfeld

                    Title: President, Chief Executive Officer




                              SIGNATURE PAGE TO
                         AGREEMENT AND PLAN OF MERGER

                                   ANNEX I
                                   -------

                           CONDITIONS OF THE OFFER

     Defined Terms. Capitalized terms used in this Annex I and not otherwise defined shall have the meanings attributed thereto in the Agreement and Plan of Merger, dated as of November 10, 1998 (the "Merger Agreement"), by and among
                                            ----------------
Parent, the Purchaser and the Company.

     Conditions of the Offer. Subject to the terms of the Offer and the Merger Agreement, the Purchaser shall not be required to accept for payment or pay for any Shares (and associated Rights) tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares (and associated Rights) tendered, if (i) the Minimum Share Condition shall not have been satisfied, or (ii) at least fifteen (15) of the employees listed on Annex I to the Company Disclosure Schedule shall not have signed offer letters to become employees of Parent, or (iii) any applicable waiting period under the HSR Act and under any applicable antitrust laws of any foreign country shall not have expired or been terminated prior to the expiration of the Offer, or (iv) the amendment to the agreement described in
Item 20 of Schedule 4.15(a)(ii) of the Company Disclosure Schedule shall not have been entered into or shall not be in effect, or (v) at any time on or after the date of the Merger Agreement and before the acceptance of such Shares (and associated Rights) for payment or the payment therefor, any of the following conditions exists:

          (a) a preliminary or permanent injunction or other order by any federal, state or foreign court which prevents the acceptance for payment of, or payment for, some of or all the Shares shall have been issued and shall remain in effect;

          (b) there shall have been instituted or be pending any action or proceeding by any Governmental Entity (i) challenging the acquisition by the Purchaser of Shares or otherwise seeking to restrain, materially delay or prohibit the consummation of the Offer or the Merger or seeking damages that would make the Offer, the Merger or any other transaction contemplated by the Merger Agreement materially more costly to Parent or the Purchaser, (ii) seeking to prohibit or limit materially the ownership or operation by the Purchaser or Parent of all or a material portion of the business or assets of the Company, or to compel the Purchaser or Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or the Purchaser or Parent, as a result of the Offer or the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent or the Purchaser effectively to exercise full rights of ownership of the Shares (and associated Rights), including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (iv) seeking to require divestiture, or separate ownership, by Parent, the Purchaser or any other affiliate of Parent of any Shares or any portion of the business or assets of Parent, Purchaser or the Company or any of their subsidiaries, or (v) which reasonably could be expected to result in a Material Adverse Effect;

          (c) there shall have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Offer, the Merger or any other transaction contemplated by the Merger Agreement, by any Governmental Entity or by any third party, except for the waiting period provisions of the HSR Act, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

          (d) any event, change or effect that, individually or in the aggregate, is or is reasonably likely to constitute a Material Adverse Effect shall have occurred following the date of the Merger Agreement;

          (e) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Merger Agreement, which breach or failure cannot be or has not been cured prior to the earlier of (i) 20 days after the giving of written notice to the Company, and (ii) the expiration of the Offer;

          (f) any representation or warranty of the Company in the Merger Agreement that is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case when made and at and as of such time as if made at and as of such time (except that representations and warranties made as of a specified date shall only be true and correct as of such date);

          (g) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq National Market or the over the counter market; (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States; (iv) any extraordinary material adverse change in the financial markets in the United States; or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

          (h) (i) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding Shares have been acquired by any person other than Parent or any of its affiliates, or (ii)(A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Third Party Acquisition or any other acquisition of Shares other than the Offer and the Merger, (B) the Company shall have entered into a definitive agreement with respect to a Third Party Acquisition, (C) the Board of Directors of the Company fails to reconfirm its recommendation of the Offer or the Merger within five (5) days of any written request by Parent or the Purchaser for such reconfirmation, or (D) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

          (i) the Merger Agreement shall have been terminated in accordance with its terms.

          The foregoing conditions (other than the Minimum Share Condition) are for the sole benefit of the Purchaser and Parent. The foregoing rights of the Purchaser shall be available regardless of the circumstances giving rise to any such conditions (including any action or omission to act of the Purchaser) and, subject to Section 1.1(a) of the Merger Agreement, may be waived by the Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion.

     The failure by the Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                     -3-